SINCLAIR BROADCAST GROUP, INC., as Issuer,
                 and certain of its subsidiaries, as Guarantors

                                       and

                      FIRST UNION NATIONAL BANK, as Trustee





                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of December 17, 1997



                       SENIOR SUBORDINATED DEBT SECURITIES

             Supplemental to Indenture dated as of December 17, 1997

               FIRST SUPPLEMENTAL INDENTURE,  dated as of December 17, 1997 (the
"First Supplemental Indenture" or "this Supplemental Indenture"), among SINCLAIR BROADCAST GROUP, INC., a Maryland corporation (the "Company"), CHESAPEAKE TELEVISION, INC., a Maryland corporation, CHESAPEAKE TELEVISION LICENSEE, INC., a Delaware corporation, FSF-TV, INC., a North Carolina corporation, KABB LICENSEE, INC., a Delaware corporation, KDNL LICENSEE, INC., a Delaware corporation, KSMO, INC., a Maryland corporation, KSMO LICENSEE, INC., a Delaware corporation, KUPN LICENSEE, INC., a Maryland corporation, SCI-INDIANA LICENSEE, INC., a Delaware corporation, SCI-SACRAMENTO LICENSEE, INC., a Delaware corporation, SINCLAIR COMMUNICATIONS, INC., a Maryland corporation, SINCLAIR RADIO OF ALBUQUERQUE, INC., a Maryland corporation, SINCLAIR RADIO OF ALBUQUERQUE LICENSEE, INC., a Delaware corporation, SINCLAIR RADIO OF BUFFALO, INC., a Maryland corporation, SINCLAIR RADIO OF BUFFALO LICENSEE, INC., a
Delaware   corporation,   SINCLAIR  RADIO  OF   GREENVILLE,   INC.,  a  Maryland
corporation, SINCLAIR RADIO OF GREENVILLE LICENSEE, INC., a Delaware corporation, SINCLAIR RADIO OF LOS ANGELES, INC., a Maryland corporation, SINCLAIR RADIO OF LOS ANGELES LICENSEE, INC., a Delaware corporation, SINCLAIR RADIO OF MEMPHIS, INC., a Maryland corporation, SINCLAIR RADIO OF MEMPHIS LICENSEE, INC., a Delaware corporation, SINCLAIR RADIO OF NASHVILLE, INC., a Maryland corporation, SINCLAIR RADIO OF NASHVILLE LICENSEE, INC., a Delaware corporation, SINCLAIR RADIO OF NEW ORLEANS, INC., a Maryland corporation, SINCLAIR RADIO OF NEW ORLEANS LICENSEE, INC., a Delaware corporation, SINCLAIR RADIO OF ST. LOUIS, INC., a Maryland corporation, SINCLAIR RADIO OF ST. LOUIS LICENSEE, INC., a Delaware corporation, SINCLAIR RADIO OF WILKES-BARRE, INC., a Maryland corporation, SINCLAIR RADIO OF WILKES-BARRE LICENSEE, INC., a Delaware corporation, SUPERIOR COMMUNICATIONS OF KENTUCKY, INC., a Delaware corporation, SUPERIOR COMMUNICATIONS OF OKLAHOMA, INC., an Oklahoma corporation, SUPERIOR KY LICENSE CORP., a Delaware corporation, SUPERIOR OK LICENSE CORP., a Delaware corporation, TUSCALOOSA BROADCASTING INC., a Maryland corporation, WCGV, INC., a Maryland corporation, WCGV LICENSEE, INC., a Delaware corporation, WDBB, INC., a Maryland corporation, WLFL, INC., a Maryland corporation, WLFL LICENSEE, INC., a Delaware corporation, WLOS LICENSEE, INC., a Delaware corporation, WPGH, INC., a Maryland corporation, WPGH LICENSEE, INC., a Maryland corporation, WSMH, INC., a Maryland corporation, WSMH LICENSEE, INC., a Delaware corporation, WSTR, INC., a Maryland corporation, WSTR LICENSEE, INC., a Maryland corporation, WSYX, INC., a Maryland corporation, WTTE, CHANNEL 28, INC., a Maryland corporation, WTTE, CHANNEL 28 LICENSEE, INC., a Maryland corporation, WTTO, INC., a Maryland corporation, WTTO LICENSEE, INC., a Delaware corporation, WTVZ, INC., a Maryland corporation, WTVZ LICENSEE, INC., a Maryland corporation, WYZZ, INC., a Maryland corporation, and WYZZ LICENSEE, INC., a Delaware corporation, (collectively, the "Guarantors"), and FIRST UNION NATIONAL BANK, a national banking association organized under the laws of the United States of America, as trustee (the "Trustee").

                             RECITALS OF THE COMPANY


                  WHEREAS, the Company has executed and delivered an Indenture, dated as of December 17, 1997 (the "Base Indenture", all capitalized terms used in this First Supplemental Indenture and not otherwise defined being used as defined in the Base Indenture), with the Trustee, to provide for the future issuance of the Company's unsecured subordinated debentures, notes or other evidence of indebtedness (the "Securities") thereto, to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture, as may thereafter be supplemented; and

                  WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its "8 3/4% Senior Subordinated Notes due 2007" (the "Notes"), the terms, provisions and conditions of such Notes and the form thereof to be set forth as provided in the Base Indenture as supplemented by this First Supplemental Indenture; and

                  WHEREAS,  each Guarantor has duly authorized the issuance of a
guarantee  (the   "Guarantees")  of  the  Notes,  of  substantially   the  tenor
hereinafter set forth, and to provide therefor, each Guarantor has duly authorized the execution and delivery of this First Supplemental Indenture and the Guarantee; and

                  WHEREAS, Section 901 of the Base Indenture provides, among other things, that the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture without the consent of holders of Securities for, among other things, the purpose of establishing the forms and terms of securities of any series as permitted by Sections 201 and 301 thereof and to add to, change or eliminate any of the provisions of the Base Indenture in respect of one or more series of Securities to be issued thereunder; and

                  WHEREAS, the entry into this First Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture; and

                  WHEREAS, all things necessary have been done to make this First Supplemental Indenture, when executed and delivered by the Company and the Guarantors, the legal, valid and binding agreement of the Company and the Guarantors, in accordance with its terms.


                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

               For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:


                                   ARTICLE ONE
                                   -----------

                    RELATION TO INDENTURE; GENERAL PROVISIONS



               Section 101. Relation to Indenture. This First Supplemental Indenture constitutes an integral part of the Base Indenture but is effective only with respect to the Notes issued under the Indenture.


               Section 102. General Provisions. For all purposes of this First Supplemental Indenture:

               (a) references herein to the Indenture shall mean the Base Indenture as supplemented by this First Supplemental Indenture;

               (b) a term defined in the Base Indenture has the same meaning when used in this First Supplemental Indenture unless otherwise defined herein (in which case the definition set forth herein shall govern);

               (c) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

               (d)  the singular includes the plural and vice versa;

               (e) headings are for convenience of reference only and do not affect interpretation;

               (f) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

               (g) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

               (h) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

               (i) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States of America.


                                   ARTICLE TWO
                                   -----------

                           AMENDMENT TO THE INDENTURE


               Section 201. Definitions. Section 101 of the Indenture is amended so that the following definitions are amended, restated or added in alphabetical order:

               "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

               "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Restricted Subsidiaries; or (iii) any other properties or assets of the Company or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets (A) that is governed by Section 801(a), (B) that is by the Company to any Wholly Owned Restricted Subsidiary, or by any Restricted Subsidiary to the

Company or any Wholly Owned Restricted Subsidiary in accordance with the terms of this Indenture or (C) that aggregates not more than $1,000,000 in gross proceeds.

               "Asset Swap" means an Asset Sale by the Company or any Restricted Subsidiary in exchange for properties or assets that will be used in the business of the Company and its Restricted Subsidiaries existing on the date of this Supplemental Indenture or reasonably related thereto.

               "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

               "Bank Credit Agreement" means the Third Amended and Restated Credit Agreement, dated as of May 20, 1997, between the Company, the subsidiaries of the Company identified on the signature pages thereof under the caption "SUBSIDIARY GUARANTORS," the lenders named therein and The Chase Manhattan Bank, as agent, as amended and as such agreement may be further amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing). For all purposes under this Indenture, "Bank Credit Agreement" shall include any amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or any other modifications that increase the principal amount of the Indebtedness or the commitments to lend thereunder and have been made in compliance with Section 1008; provided that, for purposes of the definition of "Permitted Indebtedness," no such increase may result in the principal amount of Indebtedness of the Company under the Bank Credit Agreement exceeding the amount permitted by Section 1008(b)(i).

               "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total outstanding Voting Stock of the Company, provided that the Permitted Holders "beneficially own" (as so defined) a lesser percentage of such Voting Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board or whose nomination for election by the shareholders of the Company, was approved by a vote of at least 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or where (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Disqualified Equity Interests or (y) cash, securities and other property (other than Equity Interests of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment in accordance with Section 1009 (and such amount shall be treated as a Restricted Payment subject to the provisions described under
Section 1009) and (B) no "person" or "group" other than Permitted Holders owns immediately after such transaction, directly or indirectly, more than the greater of (1) 40% of the total outstanding Voting Stock of the surviving corporation and (2) the percentage of the outstanding Voting Stock of the surviving corporation owned, directly or indirectly, by Permitted Holders immediately after such transaction; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under Article Eight.

               "Consolidated Interest Expense" means, without duplication, for any period, the sum of (a) the interest expense of the Company and its Consolidated Restricted Subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net cost under interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (b) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company during such period, and all capitalized interest of the Company and its Consolidated Restricted Subsidiaries, in each case as determined in accordance with GAAP consistently applied.

               "Consolidated Net Income (Loss)" means, for any period, the Consolidated net income (or loss) of the Company and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains but not losses (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of the Company and its Consolidated

Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except to the extent of the amount of dividends or distributions actually paid to the Company or its Consolidated Restricted Subsidiaries by such other Person during such period, (iii) net income (or loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) net gains but not losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, or (vi) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders.

               "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries (other than any Unrestricted Subsidiaries) if and to the extent the accounts of such Person and each of its subsidiaries (other than any Unrestricted Subsidiaries) would normally be consolidated with those of such Person, all in accordance with GAAP consistently applied. The term "Consolidated" shall have a similar meaning.

               "Cumulative Consolidated Interest Expense" means, as of any date of determination, Consolidated Interest Expense from September 30, 1993 to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

               "Cumulative Operating Cash Flow" means, as of any date of determination, Operating Cash Flow from September 30, 1993 to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

               "Debt to Operating Cash Flow Ratio" means, as of any date of determination, the ratio of (a) the aggregate principal amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries as of such date on a Consolidated basis plus the aggregate liquidation preference or redemption amount of all Disqualified Equity Interests of the Company (excluding any such Disqualified Equity Interests held by the Company or a Wholly Owned Restricted Subsidiary of the Company), to (b) Operating Cash Flow of the Company and its Restricted Subsidiaries on a Consolidated basis for the four most recent full fiscal quarters ending immediately prior to such date, determined on a pro forma basis (and after giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such four-quarter period); (iii) in the case of Acquired Indebtedness, the related acquisition, as if such acquisition had occurred at the beginning of such four-quarter period; and (iv) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period).

               "Disqualified Equity Interests" means any Equity Interests that, either by their terms or by the terms of any security into which they are convertible or exchangeable or otherwise, are or upon the happening of an event or passage of time would be required to be redeemed prior to any Stated Maturity of the principal of the Notes or are redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or are convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

               "Guarantor" means the Subsidiaries listed as guarantors in this Indenture or any other guarantor of the Indenture Obligations. On the date hereof, the Guarantors consist of all of the Company's Subsidiaries other than Cresap Enterprises, Inc., KDSM, Inc., KDSM Licensee, Inc. and Sinclair Capital.

               "Guarantor Senior Indebtedness" is defined as the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowable as a claim in such proceeding) on any Indebtedness of any Guarantor (other than as otherwise provided in this definition), whether outstanding on the date of this Supplemental Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to any Guarantee. Without limiting the generality of the foregoing, "Guarantor Senior Indebtedness" shall include (i) the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) and all other obligations of every nature of any Guarantor from time to time owed to the lenders (or their agent) under the Bank Credit Agreement; provided, however, that any Indebtedness under any refinancing, refunding or replacement of the Bank Credit

Agreement shall not constitute Guarantor Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of any Guarantor, (ii) Indebtedness evidenced by any guarantee of the Founders' Notes and (iii) Indebtedness under Interest Rate Agreements. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include
(i) Indebtedness evidenced by the Guarantees, (ii) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of any Guarantor,
(iii) Indebtedness which when incurred and without respect to any election under
Section 1111(b) of Title 11 of the United States Code, is without recourse to any Guarantor, (iv) Indebtedness which is represented by Disqualified Equity Interests, (v) any liability for foreign, federal, state, local or other taxes owed or owing by any Guarantor to the extent such liability constitutes Indebtedness, (vi) Indebtedness of any Guarantor to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's subsidiaries, (vii) Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness, (viii) that portion of any Indebtedness which at the time of issuance is issued in violation of this Indenture, (ix) Indebtedness owed by any Guarantor for compensation to employees or for services and (x) any guarantee of the Minority Note.

               "Indenture Obligations" means the obligations of the Company and any other obligor under this Indenture or under the Notes, including any Guarantor, to pay principal, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Notes, according to the terms hereof and thereof.

               "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and any obligations in respect of any Hedging Agreements (as defined in the Bank Credit Agreement).

               "Local Marketing Agreement" means a local marketing arrangement, sale agreement, time brokerage agreement, management agreement or similar arrangement pursuant to which a Person (i) obtains the right to sell at least a majority of the advertising inventory of a television station on behalf of a third party, (ii) purchases at least a majority of the air time of a television station to exhibit programming and sell advertising time, (iii) manages the selling operations of a television station with respect to at least a majority of the advertising inventory of such station, (iv) manages the acquisition of programming for a television station, (v) acts as a program consultant for a television station, or (vi) manages the operation of a television station generally.

               "Minority Note" means the promissory note, dated December 26, 1986, made by the Company to Frederick M. Himes, B. Stanley Resnick and Edward
A. Johnston, as
representatives, pursuant to a stock purchase agreement, dated December 22, 1986, among the Company, Commercial Radio Institute, Inc., Chesapeake Television, Inc. and certain individuals.

               "Net Cash  Proceeds"  means (a) with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,
(ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee and (b) with respect to any issuance or sale of Equity Interests, or debt securities or Equity Interests that have been converted into or exchanged for Equity Interests, as referred to under Section 1009, the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

               "Operating Cash Flow" means, for any period, the Consolidated Net Income (Loss) of the Company and its Restricted Subsidiaries for such period, plus (a) extraordinary net losses and net losses on sales of assets outside the ordinary course of business during such period, to the extent such losses were deducted in computing Consolidated Net Income (Loss), plus (b) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income (Loss), and any provision for taxes utilized in computing the net losses under clause (a) hereof, plus (c) Consolidated Interest Expense of the Company and its Restricted Subsidiaries for such period, plus (d) depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income (Loss) (including amortization of goodwill and other intangibles, including Film Contracts and write-downs of Film Contracts, minus (e) any cash payments contractually required to be made with respect to Film Contracts (to the extent not previously included in computing such Consolidated Net Income (Loss)).

               "Permitted Holders" means as of the date of determination (i) any of David D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith; (ii) family members or the relatives of the Persons described in clause (i); (iii) any trusts created for the benefit of the Persons described in clause (i), (ii) or (iv) or any trust for the benefit of any such trust; or (iv) in the event of the incompetence or death of any of the Persons described in clauses (i) and
(ii), such Person's estate, executor, administrator, committee or other personal representative or beneficiaries, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Equity Interests of the Company.

               "Permitted  Indebtedness"  has the meaning  specified  in Section
1008.

               "Permitted Investment" means (i) Investments in any Wholly Owned Restricted Subsidiary; (ii) Indebtedness of the Company or a Restricted Subsidiary described under clauses (vi) and (vii) of the definition of Permitted Indebtedness; (iii) Temporary Cash Investments; (iv) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under Section 1013 to the extent such Investments are non-cash proceeds as permitted under such covenant; (v) guarantees of Indebtedness otherwise permitted by the Indenture; (vi) Investments in existence on the date of this Supplemental Indenture; (vii) loans up to an aggregate of $1,000,000 outstanding at any time to employees pursuant to benefits available to the employees of the Company or any Restricted Subsidiary from time to time in the ordinary course of business; (viii) any Investments in the Notes; (ix) a Guarantee by any Guarantor and any other guarantee given by a Guarantor of any Indebtedness of the Company in accordance with this Indenture; (x) Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (I) such Person becomes a Restricted Subsidiary or (II) such Person is merged, consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary; and
(xi) other Investments that do not exceed $5,000,000 at any time outstanding.

               "Permitted Subsidiary Indebtedness" means:

               (i) Indebtedness of any Guarantor under Capital Lease Obligations incurred in the ordinary course of business; and

               (ii) Indebtedness of any Guarantor (a) issued to finance or refinance the purchase or construction of any assets of such Guarantor or (b) secured by a Lien on any assets of such Guarantor where the lender's sole recourse is to the assets so encumbered, in either case (x) to the extent the purchase or construction prices for such assets are or should be included in "property and equipment" in accordance with GAAP and (y) if the purchase or construction of such assets is not part of any acquisition of a Person or business unit.

               "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 307 in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

               "Preferred Equity Interest" , as applied to the Equity Interest of any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over Equity Interests of any other class of such Person.

               "Public Equity Offering" means, with respect to any Person, an underwritten public offering by such Person of some or all of its Equity Interests (other than Disqualified Equity Interests), the net proceeds of which (after deducting any underwriting discounts and commissions) exceed $10,000,000.

               "Restricted Payment" has the meaning specified in Section 1009.

               "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary.

               "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which the Company or a Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

               "Senior Indebtedness" is defined as the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) on any Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on the date of this Supplemental Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) and all other obligations of every nature of the Company from time to time owed to the lenders (or their agent) under the Bank Credit Agreement; provided, however, that any Indebtedness under any refinancing, refunding or replacement of the Bank Credit Agreement shall not constitute Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of the Company, (ii) Indebtedness outstanding under the Founders' Notes and (iii) Indebtedness under Interest Rate Agreements. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness evidenced by the Notes, (ii) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company,
(iii) Indebtedness which when incurred and without respect to any election under
Section 1111(b) of Title 11 of the United States Code, is without recourse to the Company, (iv) Indebtedness which is represented by Disqualified Equity Interests, (v) any liability for foreign, federal, state, local or other taxes owed or owing by the Company to the extent such liability constitutes
Indebtedness, (vi) Indebtedness of the Company to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's subsidiaries, (vii) that portion of any Indebtedness which at the time of issuance is issued in violation of this Indenture, (viii) Indebtedness owed by the Company for compensation to employees or for services and (ix) Indebtedness outstanding under the Minority Note.

               "Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon, means the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

               "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if all of the following conditions apply: (a) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness and (b) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary shall not violate the provisions of Section 1019. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under Section 1008. KDSM, Inc., KDSM License, Inc., Sinclair Capital and Cresap, Inc. are Unrestricted Subsidiaries.

               "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (i) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Restricted
Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

               "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary all the Equity Interest of which is owned by the Company or another Wholly Owned Restricted Subsidiary. The Wholly Owned Restricted Subsidiaries of the Company on the date hereof consist of all of the Company" subsidiaries other than Cresap Enterprises, Inc., KDSM, Inc. and KDSM License, Inc.


               Section 202. Other Definitions. Section 102 of the Indenture is amended so that the following definitions are added in alphabetical order:

                                                               Defined in
           Term                                                 Section
           ----                                                ----------
           "Change of Control Offer"                             1016
           "Change of Control Purchase Date"                     1016
           "Change of Control Purchase Notice"                   1016
           "Change of Control Purchase Price"                    1016

               Section 203. Establishment of Series. There is hereby established, pursuant to the authority granted under the Base Indenture, a series of Securities that shall be known and designated as the "8 3/4% Senior Subordinated Notes due 2007" of the Company. The

Stated Maturity of the Notes shall be December 15, 2007, and the Notes shall each bear interest at the rate of 8 3/4% from December 17, 1997 or from the most recent Interest Payment Date to which interest has been paid, as the case may be, payable on June 15, 1998 and semiannually thereafter on June 15 and December 15 in each year, until the principal thereof is paid or duly provided for.

               The aggregate principal amount of Notes which may be authenticated and delivered is limited to $250,000,000 in principal amount of Notes, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 303, 304, 305, 306, 307, 906, 1013, 1016 or 1108 of the Indenture.

               The principal of, premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose; provided, however, that at the option of the Company interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register. If any of the Notes are held by the Depositary, payments of interest may be made by wire transfer to the Depositary. The Trustee is hereby initially designated as the Paying Agent under this Indenture.

               The Notes shall be redeemable as provided in Article Eleven of the Base Indenture. The terms of redemption are set forth in the form of the Note as set forth in Section 204 and in Section 210 of this First Supplemental Indenture.

               The Notes shall be subordinated in right of payment to Senior Indebtedness as provided in Article Twelve of the Indenture.

               The obligations of the Company pursuant to the Notes shall be guaranteed by each and every Guarantor as provided in Article Fourteen of the Indenture.

               The Notes shall be redeemable, at the option of the Holder, upon a Change of Control as provided in Section 209 of this First Supplemental Indenture.

               At the election of the Company, the entire Indebtedness on the Notes or certain of the Company's obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article Four of the Indenture.

               Section 204. Form of Notes.
               --------------------------

               (a) The form of the face of any Note authenticated and delivered hereunder shall be substantially as follows:

                         SINCLAIR BROADCAST GROUP, INC.

                          ---------------------------

                    8 3/4% SENIOR SUBORDINATED NOTE DUE 2007

No. ___________________                                       $_________________

               SINCLAIR BROADCAST GROUP, INC., a Maryland corporation (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to or registered assigns, the principal sum of United States dollars
($_________) on December 15, 2007, at the office or agency of the Company referred to below, and to pay interest thereon from December 17, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on June 15 and December 15, in each year, commencing June 15, 1998 at the rate of 8 3/4% per annum, in United States dollars, until the principal hereof is paid or duly provided for.

               The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

               Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register. If any of the Notes are held by the Depositary, payments of interest to the Depositary may be made by wire transfer to the Depositary. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

               Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               This Note is entitled to the benefits of Guarantees by each of the Guarantors of the punctual payment when due of the Indenture Obligations made in favor of the Trustee for the benefit of the Holders. Reference is hereby made to Article Fourteen of the Indenture for a statement of the respective rights, limitations of rights, duties and obligations under the Guarantees of each of the Guarantors.

               Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers and its corporate seal to be affixed or reproduced hereon.

Dated:                                            SINCLAIR BROADCAST GROUP, INC.

                                                  By:
                                                     ---------------------------

Attest:


------------------------------------
              Secretary

               (b) The form of the reverse of any Note authenticated and delivered hereunder shall be substantially as follows:

                         SINCLAIR BROADCAST GROUP, INC.

                          ---------------------------

                    8 3/4% SENIOR SUBORDINATED NOTE DUE 2007

               This Note is one of a duly authorized issue of Notes of the Company designated as its 8 3/4% Senior Subordinated Notes due 2007 (herein called the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $250,000,000, which may be issued under an indenture between the Company and First Union National Bank, as trustee (herein called the "Trustee", which includes any successor trustee under the Indenture), dated as of December 17, 1997, as supplemented by a First Supplemental Indenture among the Company, the Guarantors and the Trustee, dated as of December 17, 1997 (such indenture as supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes, and of the terms upon which the Notes and the Guarantees are, and are to be, authenticated and delivered.

               The Indenture  contains  provisions for defeasance at any time of
(a) the entire Indebtedness on the Notes and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance or noncompliance with certain conditions set forth therein.

               The Indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether Outstanding on the date of the Indenture or thereafter, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose; provided, however, that, subject to Section 406 of the Indenture, the Indebtedness evidenced by this Note shall cease to be so subordinate and subject in right of payment upon any defeasance of this Note referred to in clause (a) or (b) of the preceding paragraph.

               The Notes are subject to redemption at any time on or after December 15, 2002, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice by first-class mail in amounts of $1,000 or an integral multiple of $1,000 at the following redemption prices (expressed as a percentage of the principal amount), if redeemed during the 12-month period beginning December 15 of the years indicated below:

                                                 Redemption
                   Year                            Price
                   ----                          ----------

                   2002.....................      104.375%
                   2003.....................      102.917%
                   2004.....................      101.458%

and thereafter at 100% of the principal amount, in each case together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant record dates to receive interest due on an interest payment date). If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

               In addition, at any time on or prior to December 15, 2000, the Company may redeem up to 25% of the original principal amount of Notes with the net proceeds of a Public Equity Offering of the Company at 108.75% of the aggregate principal amount, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant record dates to receive interest due on an interest payment date). The Trustee shall select the Notes or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

               Upon the occurrence of a Change of Control, each Holder may require the Company to repurchase all or a portion of such Holder's Notes in an amount of $1,000 or integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase.

               Under certain circumstances, in the event the Net Cash Proceeds received by the Company or a Restricted Subsidiary from any Asset Sale, which proceeds are not used to prepay Senior Indebtedness or invested in properties or assets used in the businesses of the Company, exceed $5,000,000, the Company will be required to apply such proceeds to the repayment of the Notes and certain Indebtedness ranking pari passu to the Notes.

               In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes of record as of the close of business on the relevant record date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date of redemption.

               In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

               If an Event of Default shall occur and be continuing, the principal amount of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

               If this Note is in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

               If this Note is a Global Note, except as described below, it is not exchangeable for a Note or Notes in certificated form. The Notes will be delivered in certificated form if (i) the Depositary ceases to be registered as a clearing agency under the Exchange Act or is no longer willing or able to provide securities depository services with respect to the Notes, (ii) the Company so determines or (iii) there shall have occurred an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the Notes represented by such Global Note and such Event of Default or event continues for a period of 90 days. Upon any such issuance, the Trustee is required to register such certificated Notes in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof).

               The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders under the Indenture and the Guarantees at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of a specified percentage in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and the Guarantees and certain past Defaults under the Indenture and the Guarantees and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

               No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor upon the Notes (in the event such other obligor is obligated to make payments in respect of the Notes), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed, subject to the subordination provisions of the Indenture.

               The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

               No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes (subject to provisions with respect to record dates for the payment of interest), whether or not this Note is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

               THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

               All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.


               Section 205. Form of Guarantees. The form of Guarantee shall be set forth on the Notes substantially as follows:

                                   GUARANTEES

               For value received, each of the undersigned hereby unconditionally guarantees, jointly and severally, to the holder of this Note the payment of principal of, premium, if any, and interest on this Note in the amounts and at the time when due and interest on the overdue principal and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note and Article Fourteen of the Indenture. These Guarantees will not become effective until the Trustee duly executes the certificate of authentication on this Note. The Indebtedness evidenced by these Guarantees is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness (as defined in the Indenture), whether Outstanding on the date of the Indenture or thereafter, and these Guarantees are issued subject to such provisions.

                                      CHESAPEAKE TELEVISION, INC.
                                      CHESAPEAKE TELEVISION
                                        LICENSEE, INC.
                                      FSF-TV, INC.
                                      KABB LICENSEE, INC.
                                      KDNL LICENSEE, INC.
                                      KSMO, INC.
                                      KSMO LICENSEE, INC.
                                      KUPN LICENSEE, INC.
                                      SCI-INDIANA LICENSEE, INC.
                                      SCI-SACRAMENTO LICENSEE, INC.
                                      SINCLAIR COMMUNICATIONS, INC.
                                      SINCLAIR RADIO OF ALBUQUERQUE, INC.
                                      SINCLAIR RADIO OF ALBUQUERQUE
                                        LICENSEE, INC.
                                      SINCLAIR RADIO OF BUFFALO, INC.
                                      SINCLAIR RADIO OF BUFFALO LICENSEE, INC.
                                      SINCLAIR RADIO OF GREENVILLE, INC.
                                      SINCLAIR RADIO OF GREENVILLE
                                        LICENSEE, INC.
                                      SINCLAIR RADIO OF LOS ANGELES, INC.
                                      SINCLAIR RADIO OF LOS ANGELES
                                        LICENSEE, INC.
                                      SINCLAIR RADIO OF MEMPHIS, INC.
                                      SINCLAIR RADIO OF MEMPHIS LICENSEE, INC.
                                      SINCLAIR RADIO OF NASHVILLE, INC.
                                      SINCLAIR RADIO OF NASHVILLE
                                        LICENSEE, INC.
                                      SINCLAIR RADIO OF NEW ORLEANS, INC.
                                      SINCLAIR RADIO OF NEW ORLEANS
                                        LICENSEE, INC.
                                      SINCLAIR RADIO OF ST. LOUIS, INC.
                                      SINCLAIR RADIO OF ST. LOUIS LICENSEE, INC.
                                      SINCLAIR RADIO OF WILKES-BARRE, INC.

                                      SINCLAIR RADIO OF WILKES-BARRE
                                        LICENSEE, INC.
                                      SUPERIOR COMMUNICATIONS OF
                                        KENTUCKY, INC.
                                      SUPERIOR COMMUNICATIONS OF
                                        OKLAHOMA, INC.
                                      SUPERIOR KY LICENSE CORP.
                                      SUPERIOR OK LICENSE CORP.
                                      TUSCALOOSA BROADCASTING INC.
                                      WCGV, INC.
                                      WCGV LICENSEE, INC.
                                      WDBB, INC.
                                      WLFL, INC.
                                      WLFL LICENSEE, INC.
                                      WLOS LICENSEE, INC.
                                      WPGH, INC.
                                      WPGH LICENSEE, INC.
                                      WSMH, INC.
                                      WSMH LICENSEE, INC.
                                      WSTR, INC.
                                      WSTR LICENSEE, INC.
                                      WSYX, INC.
                                      WTTE, CHANNEL 28, INC.
                                      WTTE, CHANNEL 28 LICENSEE, INC.
                                      WTTO, INC.
                                      WTTO LICENSEE, INC.
                                      WTVZ, INC.
                                      WTVZ LICENSEE, INC.
                                      WYZZ, INC.
                                      WYZZ LICENSEE, INC.


      Attest                          By
            ---------------------       -------------------------
            Name:                       Name:
            Title:                      Title:

               Section 206. Denominations. The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.


               Section 207. Remedies. Sections 501 and 502 of the Base Indenture are hereby replaced with the following for purposes of the Notes only:

               " Section 501. Events of Default.

               "Event of Default", wherever used herein, means any one of the following events which has occurred and is continuing (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Twelve or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (a) there shall be a default in the payment of any interest on any Note (including any Penalty Interest) when it becomes due and payable, and such default shall continue for a period of 30 days;

               (b) there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

               (c) (i) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under this Indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with in clause (a) or (b) or in clause
(ii), (iii) or (iv) of this clause (c)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (1) to the Company by the Trustee or (z) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes; (ii) there shall be a default in the performance or breach of the provisions of Article Eight; (iii) the Company shall have failed to make or consummate an Offer in accordance with the provisions of Section 1013; or (iv) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of Section 1016;

               (d) one or more defaults shall have occurred under any agreements, indentures or instruments under which the Company, any Guarantor or any Restricted Subsidiary then has outstanding Indebtedness in excess of $5,000,000 in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

               (e) any Guarantee shall for any reason cease t o be, or be asserted in writing by any Guarantor or the Company not to be, in full force and effect, and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Guarantee;

               (f) one or more judgments, orders or decrees for the payment of money in excess of $5,000,000 either individually or in the aggregate (net of amounts covered by insurance, bond, surety or similar instrument), shall be entered against the Company, any Guarantors, or any Restricted Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

               (g) any holder or holders of at least $5,000,000 in aggregate principal amount of Indebtedness of the Company, any Guarantors, or any Restricted Subsidiary after a default under such Indebtedness shall notify the Trustee of the intended sale or disposition of any assets of the Company, any Guarantors or any Restricted Subsidiary that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of the Company or any Restricted Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements);

               (h) there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Company, any Guarantor or any Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Company, any Guarantor or any Restricted Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Guarantor or any Restricted Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, any Guarantor or any Restricted Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

               (i) (i) the Company, any Guarantor or any Restricted Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) the Company, any

Guarantor or any Restricted Subsidiary consents to the entry of a decree or order for relief in respect of the Company, any Guarantor or such Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) the Company, any Guarantor or any Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (iv) the Company, any Guarantor or any Restricted Subsidiary (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, any Guarantor or such Restricted Subsidiary or of any substantial part of its respective properties, (2) makes an assignment for the benefit of creditors or
(3) admits in writing its inability to pay its debts generally as they become due, or (v) the Company, any Guarantor or any Restricted Subsidiary takes any corporate action authorizing any such actions in this paragraph (i).

               The Company shall deliver to the Trustee within five days after the occurrence thereof, written notice, in the form of an Officers' Certificate, of any Default, its status and what action the Company is taking or proposes to take with respect thereto. Unless the Corporate Trust Office of the Trustee has received written notice of an Event of Default of the nature described in this Section, the Trustee shall not be deemed to have knowledge of such Event of Default for the purposes of Article Five or for any other purpose.

               Section 502. Acceleration of Maturity;  Rescission and Annulment.
                            ---------------------------------------------------

               If an Event of Default (other than an Event of Default specified in Sections 501(h) and (i)), shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes Outstanding may, and the Trustee at the request of the Holders of not less than 25% in aggregate principal amount of the Notes Outstanding shall, declare all unpaid principal of, premium, if any, and accrued interest on all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Notes); provided that so long as the Bank Credit Agreement is in effect, such declaration shall not become effective until the earlier of (a) five Business Days after receipt of such notice of acceleration from the Holders or the Trustee by the agent under the Bank Credit Agreement or (b) acceleration of the Indebtedness under the Bank Credit Agreement. Thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of the Notes by appropriate judicial proceeding. If an Event of Default specified in clause (h) or (i) of Section 501 occurs and is continuing, then all the Notes shall ipso facto become and be immediately due and payable, in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

The Trustee or, if notice of acceleration is given by the Holders, the Holders shall give notice to the agent under the Bank Credit Agreement of any such acceleration.

               At any time after such declaration of acceleration has been made but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Notes Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

               (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

                             (i) all sums paid or advanced by the Trustee  under
                    this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

                             (ii) all overdue interest on all Notes,

                             (iii) the principal of and premium,  if any, on any
                    Notes which have become due otherwise than by such declaration of acceleration and interest thereon at a rate borne by the Notes, and

                             (iv) to the extent that payment of such interest is
                    lawful, interest upon overdue interest at the rate borne by the Notes; and

               (b) all Events of Default, other than the non-payment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent Default or impair any right consequent thereon provided in Section 513."



               Section 208. Supplemental Indentures. Sections 901 and 902 of the Base Indenture are hereby replaced with the following for purposes of the Notes only:

               "Section 901.  Supplemental  Indentures  and  Agreements  without
               -----------------------------------------------------------------
Consent of  Holders.
-------------------

               Without the consent of any Holders, the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or agreements or other instruments with respect to any Guarantee, in form and substance satisfactory to the Trustee, for any of the following purposes:

               (a) to evidence the succession of another Person to the Company, any Guarantor or any other obligor upon the Notes, and the assumption by any such successor of the covenants of the Company or such Guarantor or obligor herein and in the Notes and in any Guarantee, in each case in compliance with the provisions of this Indenture;

               (b) to add to the covenants of the Company, any Guarantor or any other obligor upon the Notes for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company, any Guarantor or any other obligor upon the Notes, as applicable, herein, in the Notes or in any Guarantee;

               (c)to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or in any Guarantee, or to make any other provisions with respect to matters or questions arising under this Indenture, the Notes or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interests of the Holders;

               (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 905 or otherwise;

               (e) to add a Guarantor pursuant to the requirements of Section 1014;

               (f) to evidence and provide the acceptance of the appointment of a successor trustee hereunder;

               (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Indenture Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise; or

               (h) to provide for uncertificated Notes in place of or in addition to certificated Notes.

               Section 902. Supplemental  Indentures and Agreements with Consent
                            ----------------------------------------------------
of  Holders.
-----------

               With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company, each Guarantor, and the Trustee, the Company, and each Guarantor (if a party thereto) when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto or agreements or other instruments with respect to any Guarantee in form and substance satisfactory to the Trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture, the Notes or any Guarantee; provided, however, that no such supplemental indenture, agreement or instrument shall, without the consent of the Holder of each Outstanding Note affected thereby:

               (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Notes or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) (other than the provisions of Section 1013);

               (b) amend, change or modify the obligation of the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with Section 1013 or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 1016, including amending, changing or modifying any definitions with respect thereto;

               (c) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture or with respect to any Guarantee;

               (d) modify any of the provisions of this Section or Sections 513 or 1022, except to increase the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby;

               (e) except as otherwise permitted under Article Eight, consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations under this Indenture; or

               (f) amend or modify any of the provisions of this Indenture relating to the subordination of the Notes or any Guarantee in any manner adverse to the Holders of the Notes or any Guarantee;

provided, further that no such modification or amendment may without the consent of the holders of 66-2/3% of the outstanding Notes affected thereby, amend, change or modify the obligation of the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with Section 1013, including amending, changing or modifying any definitions with respect thereto.

               Upon the written request of the Company and each Guarantor, accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture or Guarantee, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall, subject to Section 903, join with the Company and each Guarantor in the execution of such supplemental indenture or Guarantee.

               It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or Guarantee or agreement or instrument relating to any Guarantee, but it shall be sufficient if such Act shall approve the substance thereof."




               Section 209. Covenants.
                            ---------

               (a) Section 1005 of the Base Indenture is hereby replaced with the following for purposes of the Notes only:

               "Section  1005.  Payment of Taxes and Other  Claims.
                                ----------------------------------

               The Company will pay or discharge or cause to be paid or discharged, on or before the date the same shall become due and payable, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary shown to be due on any return of the Company or any Subsidiary or otherwise assessed or upon the income, profits or property of the Company or any Subsidiary if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company or any Guarantor to perform its obligations hereunder and (b) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a Lien upon the property of the Company or any Subsidiary, except for any Lien permitted to be incurred under Section 1012 if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company or any Guarantor to perform its obligations hereunder; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the

Company) are being maintained in accordance with generally accepted accounting principles consistently applied."

               (b) Sections 1008 and 1009 of the Base Indenture are hereby renumbered as Sections 1021 and 1022, respectively, and Sections 1010 through 1020 as follows are added to the Base Indenture, for purposes of the Notes only:

               "Section 1008.  Limitation on Indebtedness.
                               --------------------------

               (a) The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for ("incur") any Indebtedness (including Acquired Indebtedness), except that the Company may incur Indebtedness and a Guarantor may incur Permitted Subsidiary Indebtedness if, in each case, the Debt to Operating Cash Flow Ratio of the Company and its Restricted Subsidiaries at the time of the incurrence of such Indebtedness, after giving pro forma effect thereto, is 7:1 or less.

               (b) The foregoing limitation will not apply to the incurrence of any of the following (collectively, "Permitted Indebtedness"):

                  (i) Indebtedness of the Company under the Bank Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed $50,000,000 under any revolving credit facility thereunder;

                  (ii) Indebtedness of the Company pursuant to the Notes and Indebtedness of any Guarantor pursuant to a Guarantee;

                  (iii) Indebtedness of any Guarantor consisting of a guarantee of the Company's Indebtedness under the Bank Credit Agreement;

                  (iv) Indebtedness of the Company or any Restricted Subsidiary outstanding on the date of this Supplemental Indenture and listed on Schedule I hereto;

                  (v) Indebtedness of the Company owing to a Restricted Subsidiary; provided that any Indebtedness of the Company owing to a Restricted Subsidiary that is not a Guarantor is made pursuant to an intercompany note in the form attached to this Supplemental Indenture as Exhibit A and is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the Notes; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Wholly Owned Restricted Subsidiary or a pledge to or for the benefit of the lenders under the Bank Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (v);

                  (vi) Indebtedness of a Wholly Owned Restricted Subsidiary owing to the Company or another Wholly Owned Restricted Subsidiary; provided that, with respect to Indebtedness owing to a Wholly Owned Subsidiary that is not a Guarantor, (1) any such Indebtedness is made pursuant to an intercompany note in the form attached to this Indenture as Exhibit A and (2) any such Indebtedness shall be subordinated in right of payment from and after such time as the obligations under the Guarantee by such Wholly Owned Restricted Subsidiary shall become due and payable to the payment and performance of such Wholly Owned Restricted Subsidiary's obligations under its Guarantee; provided, further, that (1) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Wholly Owned Restricted Subsidiary or pledge to or for the benefit of the lenders under the Bank Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (vi) and (2) any transaction pursuant to which any Wholly Owned Restricted Subsidiary, which has Indebtedness owing to the Company or any other Wholly Owned Restricted Subsidiary, ceases to be a Wholly Owned Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by such Wholly Owned Restricted Subsidiary that is not permitted by this clause (vi);

                  (vii) guarantees   of   any  Restricted   Subsidiary  made  in
accordance with the provisions of Section 1014;

                  (viii) obligations of the Company entered into in the ordinary course of business pursuant to Interest Rate Agreements designed to protect the Company against fluctuations in interest rates in respect of Indebtedness of the Company, as long as such obligations at the time incurred do not exceed the aggregate principal amount of such Indebtedness then outstanding or in good faith anticipated to be outstanding within 90 days of such incurrence;

                  (ix)  any  renewals,  extensions,  substitutions,  refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness described in clauses (ii), (iii), (iv) and (v) above, including any successive refinancings so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing plus the lesser of (I) the stated amount of any premium, interest or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium, interest or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing and, in the case of Pari Passu or Subordinated Indebtedness, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness; and

                  (x) Indebtedness of the Company in addition to that described in clauses (i) through (ix) above, and any renewals, extensions, substitutions, refinancings, or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $25,000,000.

               Section 1009. Limitation on Restricted Payments. (a)The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

                  (i) declare or pay any dividend on, or make any distribution to holders of, any of the Company's Equity Interests (other than dividends or distributions payable solely in its Qualified Equity Interests);

                  (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Equity Interest of the Company or any Affiliate thereof (except Equity Interests held by the Company or a Wholly Owned Restricted Subsidiary);

                  (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund or maturity, any Subordinated Indebtedness;

                  (iv) declare or pay any dividend or distribution on any Equity Interests of any Subsidiary to any Person (other than the Company or any of its Wholly Owned Restricted Subsidiaries);

                  (v) incur, create or assume any guarantee of Indebtedness of any Affiliate (other than a Wholly Owned Restricted Subsidiary of the Company); or

                  (vi) make any Investment in any Person (other than any Permitted Investments)

(any of the foregoing payments described in clauses (i) through (vi), other than any such action that is a Permitted Payment, collectively, "Restricted Payments") unless after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an "event of default" under the terms of any Indebtedness of the Company or its Restricted Subsidiaries; and (2) the aggregate amount of all such Restricted Payments declared or made after the date of this Supplemental Indenture does not exceed the sum of:

                           (A)  an  amount  equal  to the  Company's  Cumulative
Operating Cash Flow less 1.4 times the Company's Cumulative Consolidated Interest Expense;

                           (B) the aggregate Net Cash  Proceeds  received  after
December 9, 1993 by the Company
from capital contributions (other than from a Subsidiary) or from the issuance or sale (other than to any of its Subsidiaries) of its Qualified Equity Interests (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Equity Interests or Subordinated Indebtedness as set forth below); and

                           (C) to the extent that any Investment  constituting a
Restricted Payment (including an Investment in an Unrestricted Subsidiary) that was made after the date of the Supplemental Indenture is sold or is otherwise liquidated or repaid, 100% of the amount (to the extent not included in Cumulative Operating Cash Flow) equal to the Net Cash Proceeds or Fair Market Value of marketable securities received with respect to such Investment (less the cost of the disposition of such Investment and net of taxes).

               (b)  Notwithstanding  the  foregoing,  and in the case of clauses
(ii) through (v) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (clauses (i) through (v) being referred to as "Permitted Payments"):

                  (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of paragraph (a) of this Section and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) of this Section;

                  (ii) any transaction with an officer or director of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Company);

                  (iii) the repurchase, redemption, or other acquisition or retirement of any Equity Interests of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection therewith cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of, a substantially concurrent issue and sale for cash (other than to a Subsidiary) of other Qualified Equity Interests of the Company; provided that the Net Cash Proceeds from the issuance of such Qualified Equity Interests are excluded from clause (2)(B) of paragraph
(a) of this Section;

                  (iv) any repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the net proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Equity Interests of the Company, provided that the Net Cash Proceeds from the issuance of such Qualified Equity Interests are excluded from clause (2)(B) of paragraph (a) of this Section; and

                  (v) the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness (other than Disqualified Equity Interests) (a "refinancing") through the issuance of new Subordinated Indebtedness of the Company, as the case may be, provided that any such new Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium, interest or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium, interest or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes; (3) has a Stated
Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Notes; and (4) is expressly subordinated in right of payment to the Notes at least to the same extent as the Indebtedness to be refinanced.

               Section 1010.  Limitation on Transactions  with  Affiliates.
                              --------------------------------------------

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Wholly Owned Restricted Subsidiary) unless (a) such transaction or series of transactions is in writing on terms that are no less favorable to the Company or such Restricted
Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party and (b) (i) with respect to any transaction or series of transactions involving aggregate payments in excess of $1,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above and such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of the Company (and approved by a majority of Independent Directors or, in the event there is only one Independent Director, by such Independent Director) and (ii) with respect to any transaction or series of transactions involving aggregate payments in excess of $5,000,000, an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an investment banking or appraisal firm of national standing. Notwithstanding the foregoing, this provision will not apply to (A) any transaction with an officer or director of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Company), (B) any transaction entered into by the Company or one of its Wholly Owned Restricted

Subsidiaries with a Wholly Owned Restricted Subsidiary of the Company, and (C) transactions in existence on the date of this Supplemental Indenture.

               Section 1011. Limitation on Senior Subordinated Indebtedness.
                             ----------------------------------------------

               The Company shall not, and shall not permit any Guarantor to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise permit to exist any Indebtedness that is subordinate in right of payment to any Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also pari passu with the Notes or the Guarantee of such Guarantor, or subordinate in right of payment to the Notes or such Guarantee to at least the same extent as the Notes or such Guarantee are subordinate in right of payment to Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, as set forth in this Indenture.

               Section  1012.  Limitation  on Liens.
                               --------------------

               The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, affirm or suffer to exist any Lien of any kind upon any of its property or assets (including any intercompany notes), now owned or acquired after the date of this Supplemental Indenture, or any income or profits therefrom, except if the Notes are directly secured equally and ratably with (or prior to in the case of Liens with respect to Subordinated Indebtedness) the obligation or liability secured by such Lien, excluding, however, from the operation of the foregoing any of the following:

               (a) any Lien existing as of the date of this Supplemental Indenture and listed on Schedule II hereto;

               (b) any Lien arising by reason of (i) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;
(ii) taxes not yet delinquent or which are being contested in good faith; (iii) security for payment of workers' compensation or other insurance; (iv) good faith deposits in connection with tenders, leases, contracts (other than contracts for the payment of money); (v) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Subsidiary or the value of such property for the purpose of such business; (vi) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds;
(vii) surveys, exceptions, title defects, encumbrances, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries; or (viii) operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

               (c) any Lien now or hereafter existing on property of the Company or any of its Restricted Subsidiaries securing Senior Indebtedness or Guarantor Senior Indebtedness, in each case which Indebtedness is permitted under the provisions of Section 1008 and provided that the provisions of Section 1014 are complied with;

               (d) any Lien securing Acquired Indebtedness created prior to (and not created in connection with or in contemplation of) the incurrence of such Indebtedness by the Company or any Subsidiary, in each case which Indebtedness is permitted under the provisions of Section 1008; provided that any such Lien only extends to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related transaction by the Company or its Subsidiaries;

               (e)  any Lien securing Permitted Subsidiary Indebtedness; and

               (f) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (e) so long as the amount of security is not increased thereby.

               Section 1013.  Limitation on Sale of Assets.
                              ----------------------------

               (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 80% of the consideration from such Asset Sale (exclusive of assumed Senior Indebtedness to which the Company and its Restricted Subsidiaries have received a full and unconditional release from such liability in connection with such Asset Sale) is received in cash and (ii) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold (other than in the case of an involuntary Asset Sale, as determined by the Board of Directors of the Company and evidenced in a Board Resolution or in connection with an Asset Swap, the Fair Market Value as determined in writing by a nationally recognized investment banking or appraisal firm); provided, however that, in the event that the Company or any Restricted Subsidiary engages in an Asset Sale with any third party and receives in consideration therefor, or simultaneously with such Asset Sale enters into, a Local Marketing Agreement with such third party or any affiliate thereof, the Fair Market Value of such Local Marketing Agreement (as determined in writing by a nationally recognized investment banking or appraisal firm) shall be deemed cash and considered when determining whether such Asset Sale complies with the foregoing clauses (i) and
(ii). Notwithstanding the foregoing, clause (i) of the preceding sentence shall not be applicable to any Asset Swap.

               (b) If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any Senior Indebtedness then outstanding as required by the terms thereof, or the Company determines not to apply such Net Cash Proceeds to the permanent prepayment of such Senior Indebtedness or if no such Senior Indebtedness is then outstanding, then the Company may, within 12 months of the Asset Sale, invest the Net Cash Proceeds in properties and assets that (as determined by the Board of Directors) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Restricted Subsidiaries existing on the date of this Supplemental Indenture or reasonably related thereto. The amount of such Net Cash Proceeds neither used to permanently repay or prepay Senior Indebtedness nor used or invested as set forth in this paragraph constitutes "Excess Proceeds."

               (c) When the aggregate amount of Excess Proceeds equals $5,000,000 or more, the Company shall apply the Excess Proceeds to the repayment of the Notes and any Pari Passu Indebtedness required to be repurchased under the instrument governing such Pari Passu Indebtedness as follows: (i) the Company shall make an offer to purchase (an "Offer") from all Holders of the Notes in accordance with the procedures set forth in this Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the "Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price of all Notes tendered) and (ii) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company shall make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Note Amount; provided that in no event shall the Pari Passu Debt Amount exceed the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price shall be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date (the "Offer Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in this Indenture. To the extent that the aggregate Offered Price of the Notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased is less than the Pari Passu Debt Amount (the amount of such shortfall, if any, constituting a "Deficiency"), the

Company shall use such Deficiency in the business of the Company and its Restricted Subsidiaries. Upon completion of the purchase of all the Notes tendered pursuant to an Offer and repurchase of the Pari Passu Indebtedness pursuant to a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

               (d) Whenever the Excess Proceeds received by the Company exceed $5,000,000, such Excess Proceeds shall be set aside by the Company in a separate account pending (i) deposit with the depositary or a Paying Agent of the amount required to purchase the Notes or Pari Passu Indebtedness tendered in an Offer or a Pari Passu Offer, (ii) delivery by the Company of the Offered Price to the Holders of the Notes or Pari Passu Indebtedness tendered in an Offer or a Pari Passu Offer and (iii) application, as set forth above, of Excess Proceeds in the business of the Company and its Restricted Subsidiaries. Such Excess Proceeds may be invested in Temporary Cash Investments, provided that the maturity date of any such investment made after the amount of Excess Proceeds exceeds $5,000,000 shall not be later than the Offer Date. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments, provided that the Company shall not withdraw such interest from the separate account if an Event of Default has occurred and is continuing.

               (e) If the Company becomes obligated to make an Offer pursuant to clause (c) above, the Notes shall be purchased by the Company, at the option of the Holder thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 45 days and not later than 60 days from the date the notice is given to Holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act, subject to proration in the event the Note Amount is less than the aggregate Offered Price of all Notes tendered.

               (f) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.

               (g)  The Company shall not,  and shall not permit any  Restricted
Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under (i) Indebtedness as in effect on the date of this Supplemental Indenture and listed on Schedule I hereto as such Indebtedness may be refinanced from time to time, provided that such restrictions are no less favorable to the Holders of Notes than those existing on the date of this Supplemental Indenture or (ii) any Senior Indebtedness and any Guarantor Senior Indebtedness) that would materially impair the ability of the Company to make an Offer to purchase the Notes or, if such Offer is made, to pay for the Notes tendered for purchase.

               (h) Subject to paragraph (f) above, within 30 days after the date on which the amount of Excess Proceeds equals or exceeds $5,000,000, the Company shall send or cause to be sent by first-class mail, postage prepaid, to the Trustee and to each Holder of the Notes, at his address appearing in the Note Register, a notice stating or including:

                           (1) that the  Holder  has the  right to  require  the
               Company to repurchase, subject to proration, such Holder's Notes at the Offered Price;

                           (2)      the Offer Date;

                           (3) the instructions a Holder must follow in order to
               have its Notes purchased in accordance with paragraph (c) of this Section; and

                           (4) (i) the most recently filed Annual Report on Form
               10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials (or corresponding successor reports)(or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required pursuant to Section
               1020), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, (iii) if material, appropriate pro forma financial information, and (iv) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision.

               (i) Holders electing to have Notes purchased hereunder will be required to surrender such Notes at the address specified in the notice at least three Business Days prior to the Offer Date. Holders will be entitled to withdraw their election to have their Notes purchased pursuant to this Section 1013 if the Company receives, not later than three Business Days prior to the Offer Date, a telegram, telex, facsimile transmission or letter setting forth
(1) the name of the Holder, (2) the certificate number of the Note in respect of which such notice of withdrawal is being submitted, (3) the principal amount of the Note (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which his election is to be withdrawn, (4) a statement that such Holder is withdrawing his election to have such principal amount of such Note purchased, and (5) the principal amount, if any, of such Note (which shall be $1,000 or an integral multiple thereof) that remains subject to the original notice of the Offer and that has been or will be delivered for purchase by the Company.

               (j) The Company shall (i) not later than the Offer Date, accept for payment Notes or portions thereof tendered pursuant to the Offer, (ii) not later than 10:00 a.m. (New York City time) on the Offer Date, deposit with the Trustee or with a Paying

Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the Offer Date) sufficient to pay the aggregate Offered Price of all the Notes or portions thereof which are to be purchased on that date and (iii) not later than the Offer Date, deliver to the Paying Agent (if other than the Company) an Officers' Certificate stating the Notes or portions thereof accepted for payment by the Company.

               Subject to applicable escheat laws, as provided in the Notes, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Offered Price; provided, however, that (x) to the extent that the aggregate amount of cash deposited by the Company with the Trustee in respect of an Offer exceeds the aggregate Offered Price of the Notes or portions thereof to be purchased, the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Offer Date the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon.

               (k) Notes to be purchased shall, on the Offer Date, become due and payable at the Offered Price and from and after such date (unless the Company shall default in the payment of the Offered Price) such Notes shall cease to bear interest. Such Offered Price shall be paid to such Holder promptly following the later of the Offer Date and the time of delivery of such Note to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by the Company at the Offered Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Offer Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Regular Record Dates according to the terms and the provisions of
Section 309; provided, further, that Notes to be purchased are subject to proration in the event the Excess Proceeds are less than the aggregate Offered Price of all Notes tendered for purchase, with such adjustments as may be appropriate by the Trustee so that only Notes in denominations of $1,000 or integral multiples thereof, shall be purchased. If any Note tendered for purchase shall not be so paid upon surrender thereof by deposit of funds with the Trustee or a Paying Agent in accordance with paragraph (j) above, the principal thereof shall, until paid, bear interest from the Offer Date at the rate borne by such Note. Any Note that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Note Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Note Registrar or the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

               Section  1014.  Limitation  on  Issuances  of  Guarantees  of and
                               -------------------------------------------------
Pledges for Indebtedness.
------------------------
               (a) The Company shall not permit any Restricted Subsidiary, other than the Guarantors, directly or indirectly, to secure the payment of any Senior Indebtedness of the Company and the Company will not, and will not permit any Restricted Subsidiary to, pledge any intercompany notes representing obligations of any Restricted Subsidiary (other than the Guarantors) to secure the payment of any Senior Indebtedness unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a guarantee of payment of the Notes by such Restricted Subsidiary, which guarantee shall be on the same terms as the guarantee of the Senior Indebtedness (if a guarantee of Senior Indebtedness is granted by any such Restricted Subsidiary) except that the guarantee of the Notes need not be secured and shall be subordinated to the claims against such Restricted Subsidiary in respect of Senior Indebtedness to the same extent as the Notes are subordinated to Senior Indebtedness of the Company under this Indenture.

               (b) The Company shall not permit any Restricted Subsidiary, other than the Guarantors, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company (other than guarantees in existence on the date of the Supplemental Indenture) unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a guarantee of the Notes on the same terms as the guarantee of such Indebtedness except that if the Notes are subordinated in right of payment to such Indebtedness, the guarantee under the supplemental indenture shall be subordinated to the guarantee of such Indebtedness to the same extent as the Notes are subordinated to such Indebtedness under this Indenture.

               (c) Each guarantee created pursuant to the provisions described in the foregoing paragraph is referred to as a "Guarantee" and the issuer of each such Guarantee is referred to as a "Guarantor." Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Equity Interest in, or all or substantially all the assets of, such Restricted Subsidiary, which is in compliance with this Indenture or (ii) (with respect to any Guarantees created after the date of this Supplemental Indenture) the release by the holders of the Indebtedness of the Company described in clauses (a) and (b) above of their security interest or their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at a time when (A) no other Indebtedness of the Company has been secured or guaranteed by such Restricted Subsidiary, as the case may be, or (B) the holders of all such other Indebtedness which is secured or guaranteed by such Restricted Subsidiary also release their security interest in, or guarantee by, such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness).

               Section 1015.  Restriction on Transfer of Assets.
                              ---------------------------------

               The Company and the Guarantors shall not sell, convey, transfer or otherwise dispose of their respective assets or property to any of the Company's Restricted Subsidiaries (other than any Guarantor), except for sales, conveyances, transfers or other dispositions made in the ordinary course of business and except for capital contributions to any Restricted Subsidiary, the only material assets of which are broadcast licenses. For purposes of this provision, any sale, conveyance, transfer, lease or other disposition of property or assets, having a Fair Market Value in excess of (a) $1,000,000 for any sale, conveyance, transfer, lease or disposition or series of related sales, conveyances, transfers, leases and dispositions and (b) $5,000,000 in the aggregate for all such sales, conveyances, transfers, leases or dispositions in any fiscal year of the Company shall not be considered "in the ordinary course of business."

               Section 1016.  Purchase of Notes upon a Change of Control.
                              ------------------------------------------

               (a) If a Change of Control shall occur at any time, then each Holder of Notes shall have the right to require that the Company purchase such Holder's Notes in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described in subsection (c) of this Section (the "Change of Control Offer") and in accordance with the procedures set forth in Subsections (b), (c), (d) and (e) of this Section.

               (b) Within 30 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice (a "Change of Control Purchase Notice") of such Change of Control to each Holder by first-class mail, postage prepaid, at his address appearing in the Note Register stating or including:

                           (1) that a Change of Control has  occurred,  the date
               of such event, and that such Holder has the right to require the Company to repurchase such Holder's Notes at the Change of Control Purchase Price;

                           (2) the  circumstances  and relevant facts  regarding
               such Change of Control (including but not limited to information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

                           (3) (i) the most recently filed Annual Report on Form
               10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required to be prepared by the Company and any Guarantor pursuant to Section 1020), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such reports and (iii) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision;

                           (4) that the  Change of  Control  Offer is being made
               pursuant to this Section 1016(a) and that all Notes properly tendered pursuant to the Change of Control Offer will be accepted for payment at the Change of Control Purchase Price;

                           (5) the Change of Control  Purchase  Date which shall
               be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act;

                           (6)      the Change of Control Purchase Price;

                           (7) the names and  addresses  of the Paying Agent and
               the offices or agencies referred to in Section 1002;

                           (8) that Notes must be surrendered on or prior to the
               Change of Control Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in
               Section 1002 to collect payment;

                           (9) that the Change of Control Purchase Price for any
               Note which has been properly tendered and not withdrawn will be paid promptly following the Change of Control Offer Purchase Date;

                           (10) the procedures for withdrawing a tender of Notes
               and Change of Control Purchase Notice;

                           (11) that any Note not tendered will continue to accrue interest; and

                           (12) that, unless the Company defaults in the payment
               of the Change of Control Purchase Price, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date.

               (c) Upon receipt by the Company of the proper tender of Notes, the Holder of the Note in respect of which such proper tender was made shall (unless the tender of such Note is properly withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Note. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by the Company at the Change of Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 309. If any Note tendered for purchase shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Note. Holders electing to have Notes purchased will be required to surrender such Notes to the Paying Agent at the address specified in the Change of Control Purchase Notice at least two Business Days prior to the Change of Control Purchase Date. Any Note that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Note Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Note Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

               (d) The Company shall (i) not later than the Change of Control Purchase Date, accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) not later than 11:00 a.m. (New York City time) on the Change of Control Purchase Date, deposit with the Paying Agent an amount of cash sufficient to pay the aggregate Change of Control Purchase Price of all the Notes or portions thereof which are to be purchased as of the Change of Control Purchase Date and (iii) not later than the Change of Control Purchase Date, deliver to the Paying Agent an Officers' Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Change of Control Purchase Price of the Notes purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date. For purposes of this
Section 1016, the Company shall choose a Paying Agent which shall not be the Company.

               (e) A Change of Control Purchase Notice may be withdrawn before or after delivery by the Holder to the Paying Agent at the office of the Paying Agent of the Note to which such Change of Control Purchase Notice relates, by means of a written notice of withdrawal delivered by the Holder to the Paying Agent at the office of the Paying Agent or to the office or agency referred to in Section 1002 to which the related Change of Control Purchase Notice was delivered not later than three Business Days prior to the Change of Control Purchase Date specifying, as applicable:

                           (1)      the name of the Holder;

                           (2) the certificate  number of the Note in respect of
               which such notice of withdrawal is being submitted;

                           (3) the principal  amount of the Note (which shall be
               $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted; and

                           (4) the principal amount, if any, of such Note (which
               shall be $1,000 or an integral multiple thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

               (f) Subject to applicable escheat laws, as provided in the Notes, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price; provided, however, that (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (ii) of paragraph (d) above exceeds the aggregate Change of Control Purchase Price of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.

               (g) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

               Section 1017.  Limitation on Subsidiary Equity Interests.
                              -----------------------------------------

               The Company shall not permit any Restricted Subsidiary of the Company to issue any Equity Interests, except for (a) Equity Interests issued to and held by the Company or a Wholly Owned Restricted Subsidiary, and (b) Equity Interests issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary, (B) such Person merges with or into a Restricted Subsidiary or (C) a Restricted Subsidiary merges with or into such Person; provided that such Equity Interests were not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or
(C).

               Section   1018.   Limitation   on  Dividends  and  Other  Payment
                                 -----------------------------------------------
Restrictions Affecting Subsidiaries.
-----------------------------------

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (i) pay dividends or make any other distribution on its Equity Interests, (ii) pay any Indebtedness owed to the Company or a Restricted Subsidiary of the Company, (iii) make any Investment in the Company or a Restricted Subsidiary of the Company or (iv) transfer any of its properties or assets to the Company or any Restricted Subsidiary, except (a) any encumbrance or restriction pursuant to an agreement in effect on the date of this Supplemental Indenture and listed on Schedule III hereto; (b) any encumbrance or restriction, with respect to a Restricted Subsidiary that is not a Subsidiary of the Company on the date of this Supplemental Indenture, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; (c) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a) and
(b), or in this clause (c), provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the Holders of the Notes than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced or are not more restrictive than those set forth in this Indenture; and (d) any encumbrance or restriction created pursuant to an asset sale agreement, stock sale agreement or similar instrument pursuant to which an Asset Sale permitted under Section 1013 is to be consummated, so long as such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement or instrument through a termination date not later than 270 days after such execution and delivery.

               Section 1019.  Limitation on Unrestricted Subsidiaries.
                              ---------------------------------------

               The Company shall not make, and shall not permit any of its Restricted Subsidiaries to make, any Investments in Unrestricted Subsidiaries if, at the time thereof, the aggregate amount of such Investments would exceed the amount of Restricted Payments then permitted to be made pursuant to Section 1009. Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to this covenant (i) will be treated as the payment of a Restricted Payment in calculating the amount of Restricted Payments made by the Company and (ii) may be made in cash or property.

               Section 1020.  Provision of Financial Statements.
                              ---------------------------------

               Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Sections 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (x) within 15 days of each Required Filing Date
(i) transmit by mail to all Holders, as their names and addresses appear in the Note Register, without cost to such Holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder at the Company's cost."


               Section 210. Redemption of Notes. In accordance with Article Eleven of the Indenture, the following sets forth the terms and conditions on which the Notes may be redeemed:

               "Section 1101.  Rights of Redemption.
                               --------------------

               (a) The Notes may be redeemable, at the Company's option, in whole or from time to time in part, at any time on or after December 15, 2002, upon not less than 30 nor more than 60 days' prior notice by first class mail to each Holder of Notes to be redeemed at its address appearing in the Note Register and prior to Maturity at the following redemption prices ("Redemption Prices"), expressed as percentages of the principal amount, plus accrued interest to the dated fixed for such redemption (the "Redemption Date"), subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date. If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

               (b) If redeemed during the twelve-month period beginning December 15, in the year indicated, the Redemption Price shall be:

                                                   Redemption
                  Year                               Price
                  ----                             ----------

                  2002..........................   104.375%
                  2003..........................   102.917%
                  2004..........................   101.458%

and thereafter at 100% of the principal amount, in each case together with accrued and unpaid interest, if any, to the redemption date (subject to the right of the holders of record on relevant record dates to receive interest due on an interest payment date).

                (c) In addition, at any time on or prior to December 15, 2000, the Company may redeem up to 25% of the original principal amount of Notes with the net proceeds of a Public Equity Offering of the Company at 108.75% of the aggregate principal amount, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant record dates to receive interest due on an interest payment date)."



               Section  211.  Release of  Guarantees.  The second  paragraph  of
Section 1414 of the Base Indenture is hereby replaced with the following for purposes of the Notes only:

               "This Guarantee shall terminate with respect to each Guarantor and shall be automatically and unconditionally released and discharged as provided in Section 1014(c)."


                                  ARTICLE THREE
                                  -------------

                                  MISCELLANEOUS
                                  -------------

               Section 301. Continued Effectiveness of Indenture. Except as amended hereby, the Indenture shall continue in full force and effect.

               Section 302. Purpose. The purpose of this First Supplemental Indenture is to effect the amendments set forth herein. Each of the Company and the Guarantors represents and warrants that all the conditions and requirements necessary to make this First Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

               Section 303. Rights of Trustee. The Trustee executes this First Supplemental Indenture only on the condition that it shall have and enjoy with respect thereto all of the rights, duties, and immunities as set forth in the Indenture.

               Section 304. Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether or not so expressed.

               Section 305. Separability Clause. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               Section 306. Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture or in the related Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders of Notes of any series created on or after the date hereof, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

               Section 307. Governing Law. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state.

               Section 308. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

               Section 309. Effect of Headings and Table of Contents. The Article and Section headings are for convenience only and shall not affect the construction hereof.

               IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                   SINCLAIR BROADCAST GROUP, INC.,
                                     as Issuer

                                   CHESAPEAKE TELEVISION, INC.
                                   CHESAPEAKE TELEVISION LICENSEE, INC.
                                   FSF-TV, INC.
                                   KABB LICENSEE, INC.
                                   KDNL LICENSEE, INC.
                                   KSMO, INC.
                                   KSMO LICENSEE, INC.
                                   KUPN LICENSEE, INC.
                                   SCI-INDIANA LICENSEE, INC.
                                   SCI-SACRAMENTO LICENSEE, INC.
                                   SINCLAIR COMMUNICATIONS, INC.
                                   SINCLAIR RADIO OF ALBUQUERQUE, INC.
                                   SINCLAIR RADIO OF ALBUQUERQUE LICENSEE, INC.
                                   SINCLAIR RADIO OF BUFFALO, INC.
                                   SINCLAIR RADIO OF BUFFALO LICENSEE, INC.
                                   SINCLAIR RADIO OF GREENVILLE, INC.
                                   SINCLAIR RADIO OF GREENVILLE LICENSEE, INC.
                                   SINCLAIR RADIO OF LOS ANGELES, INC.
                                   SINCLAIR RADIO OF LOS ANGELES LICENSEE, INC.
                                   SINCLAIR RADIO OF MEMPHIS, INC.
                                   SINCLAIR RADIO OF MEMPHIS LICENSEE, INC.
                                   SINCLAIR RADIO OF NASHVILLE, INC.
                                   SINCLAIR RADIO OF NASHVILLE LICENSEE, INC.
                                   SINCLAIR RADIO OF NEW ORLEANS, INC.
                                   SINCLAIR RADIO OF NEW ORLEANS LICENSEE, INC.

                                   SINCLAIR RADIO OF ST. LOUIS, INC.
                                   SINCLAIR RADIO OF ST. LOUIS LICENSEE, INC.
                                   SINCLAIR RADIO OF WILKES-BARRE, INC.
                                   SINCLAIR RADIO OF WILKES-BARRE LICENSEE, INC. SUPERIOR COMMUNICATIONS OF KENTUCKY, INC. SUPERIOR COMMUNICATIONS OF OKLAHOMA, INC. SUPERIOR KY LICENSE CORP.
                                   SUPERIOR OK LICENSE CORP.
                                   TUSCALOOSA BROADCASTING INC.
                                   WCGV, INC.
                                   WCGV LICENSEE, INC.
                                   WDBB, INC.
                                   WLFL, INC.
                                   WLFL LICENSEE, INC.
                                   WLOS LICENSEE, INC.
                                   WPGH, INC.
                                   WPGH LICENSEE, INC.
                                   WSMH, INC.
                                   WSMH LICENSEE, INC.
                                   WSTR, INC.
                                   WSTR LICENSEE, INC.
                                   WSYX, INC.
                                   WTTE, CHANNEL 28, INC.
                                   WTTE, CHANNEL 28 LICENSEE, INC.
                                   WTTO, INC.
                                   WTTO LICENSEE, INC.
                                   WTVZ, INC.

                                   WTVZ LICENSEE, INC.
                                   WYZZ, INC.
                                   WYZZ LICENSEE, INC.,
                                        as Guarantors


Attest                              By:
       --------------------------        -------------------------------
       Name:                             Name:
       Title:                            Title:

                                    FIRST UNION NATIONAL BANK,
                                         as Trustee


                                    By:
                                         -------------------------------
                                         Name:
                                         Title:

STATE OF ___________________________)
                                    )  ss.:
COUNTY OF __________________________)

               On the 17th day of December, 1997, before me personally came ____________________________, to me known, who, being by me duly sworn, did depose and say that he resides at _____________________________; that he is of Sinclair Broadcast Group, Inc. and ________________________________ of each of Chesapeake Television, Inc., WTTE, Channel 28, Inc., WPGH, Inc., WTTO, Inc., WCGV, Inc., Chesapeake Television Licensee, Inc., FSF-TV, Inc., KABB Licensee, Inc., KDNL Licensee, Inc., KSMO, Inc., KSMO Licensee, Inc., KUPN Licensee, Inc., SCI-Indiana Licensee, Inc., SCI-Sacramento Licensee, Inc., Sinclair Communications, Inc., Sinclair Radio of Albuquerque, Inc., Sinclair Radio of Albuquerque Licensee, Inc., Sinclair Radio of Buffalo, Inc., Sinclair Radio of Buffalo Licensee, Inc., Sinclair Radio of Greenville, Inc., Sinclair Radio of Greenville Licensee, Inc., Sinclair Radio of Los Angeles, Inc., Sinclair Radio of Los Angeles Licensee, Inc., Sinclair Radio of Memphis, Inc., Sinclair Radio of Memphis Licensee, Inc., Sinclair Radio of Nashville, Inc., Sinclair Radio of Nashville Licensee, Inc., Sinclair Radio of New Orleans, Inc., Sinclair Radio of New Orleans Licensee, Inc., Sinclair Radio of St. Louis, Inc., Sinclair Radio of St. Louis Licensee, Inc., Sinclair Radio of Wilkes-Barre, Inc., Sinclair Radio of Wilkes-Barre Licensee, Inc., Superior Communications of Kentucky, Inc., Superior Communications of Oklahoma, Inc., Superior KY License Corp., Superior OK License Corp., Tuscaloosa Broadcasting Inc., WCGV, Inc., WCGV Licensee, Inc., WDBB, Inc., WLFL, Inc., WLFL Licensee, Inc., WLOS Licensee, Inc., WPGH, Inc., WPGH Licensee, Inc., WSMH, Inc., WSMH Licensee, Inc., WSTR, Inc., WSTR Licensee, Inc., WSYX, Inc., WTTE, Channel 28, Inc., WTTE, Channel 28 Licensee, Inc., WTTO, Inc., WTTO Licensee, Inc., WTVZ, Inc., WTVZ Licensee, Inc., WYZZ, Inc., and WYZZ Licensee, Inc., the corporations described in and which executed the foregoing instrument; and that he signed his name thereto pursuant to authority of the Boards of Directors of such corporations.



                                                                       (NOTARIAL
                                                                           SEAL)


                                                 -------------------------------

STATE OF ___________________________)
                                    )  ss.:
COUNTY OF __________________________)

               On the 17th day of December, 1997, before me personally came _______________________, to me known, who, being by me duly sworn, did depose and say that he resides at _____________________; that he is an authorized officer of First Union National Bank, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation; and that he signed his name thereto pursuant to like authority.



                                                                       (NOTARIAL
                                                                           SEAL)


                                                  ------------------------------

                                   SCHEDULE I
             EXISTING INDEBTEDNESS OF SINCLAIR BROADCAST GROUP, INC.
                         AND ITS RESTRICTED SUBSIDIARIES


1. Term Note, dated September 30, 1990, between Sinclair Broadcast Group, Inc. (as borrower) and Julian S. Smith (as lender).

2. Term Note, dated September 30, 1990, between Sinclair Broadcast Group, Inc. (as borrower) and Carolyn C. Smith (as lender).

3. Promissory Note, dated December 26, 1986, between Sinclair Broadcast Group, Inc. (as borrower) and Frederick H. Hines, B. Stanley Resnick and Edward A. Johnston (as representatives for the lenders).

4. Mortgage, dated April 8, 1981, between Sinclair Broadcast Group, Inc. (as borrower) and Harry Rosen, as Trustee for Penn Montier Realty Company (as lender), expiring in March 1996, for the property located at 500 Seco Road, Monroeville, Pennsylvania, deeded to WPGH, Inc. on November 4, 1993.

5. Mortgage, dated September 30, 1981, between Sinclair Broadcast Group, Inc. (as borrower) and Lafayette Life Insurance Company, expiring in October 1996, for the property located at 6130 Sunbury Road, Waterville, Ohio, deeded to WPGH, Inc. on November 4, 1993.

6. Lease Agreement, dated January 1, 1991, between Chesapeake Television, Inc. (as lessee) and Keyser Investment Group, Inc. (as lessor), for space located at 2000-2008 W. 41st Street, Baltimore, MA.

7. Lease Agreement, dated April 2, 1987, between Chesapeake Television, Inc. (as lessee) and Cunningham Communications, Inc. (as lessor), for space located on the primary Baltimore broadcasting tower at 3900 Hooper Avenue, Baltimore, MA.

8. Lease Agreement, dated March 16, 1988, between Chesapeake Television, Inc. (as lessee) and Cunningham Communications, Inc. (as lessor), for space located on the back-up Baltimore broadcasting tower at 1200 N. Rolling Road, Baltimore, MA.

9. Lease Agreement, dated September 23, 1993, between WPGH, Inc. (as lessee) and Gerstell Development Limited Partnership (as lessor), for tower and building space located at 750 Ivory Avenue, Pittsburgh, PA.

10. Guaranty of Payment Agreement, dated October 15, 1993, by and between the Company and Maryland National Bank, relating to Gerstell Development Limited Partnership Loan from Maryland National Bank.

11. Indenture, dated as of December 9, 1993, as amended, among Sinclair Broadcast Group, Inc. (as borrower), the Guarantors named therein (as guarantors), and First Union National Bank (as trustee).

12. Option Agreement, dated as of December 16, 1994, between The Smith Brothers and Chase Manhattan bank (National Association), which Option Agreement was assigned by The Smith Brothers to the Company on June 12, 1993.

13. Indenture, dated as of August 28, 1995, as amended, among Sinclair Broadcast Group, Inc. (as borrower), the Guarantors named therein, (as guarantors), and United States Trust Company of New York (as trustee).

14. Third Amended and Restated Credit Agreement, dated as of May 20, 1997, between Sinclair Broadcast Group, Inc. (as borrower), various subsidiaries of Sinclair Broadcast Group, Inc. party thereto (as guarantors), various lenders (as lenders) and The Chase Manhattan Bank (as agent), as amended.

15. Indenture, dated as of July 2, 1997, as amended, among Sinclair Broadcast Group, Inc. (as borrower), the Guarantors named therein, (as guarantors), and First Union National Bank (as trustee).


     [UPDATE]

                                   SCHEDULE II
                                 EXISTING LIENS


1.   Bank Credit Agreement.

2. Term Note dated September 30, 1990, between Sinclair Broadcast Group, Inc. (as borrower) and Julian S. Smith (as lender).

3. Term Note dated September 30, 1990, between Sinclair Broadcast Group, Inc. (as borrower) and Carolyn C. Smith (as lender).


     [UPDATE]

                                  SCHEDULE III
                     EXISTING ENCUMBRANCES AND RESTRICTIONS

Notes

1. Encumbrances and restrictions under the Bank Credit Agreement, Founders' Notes and Minority Note as in effect on the date hereof.

2. Indenture, dated as of December 9, 1993, as amended, among Sinclair Broadcast Group, Inc. (as borrower), the Guarantors named therein (as guarantors), and First Union National Bank (as trustee).

3. Indenture, dated as of August 28, 1995, as amended, among Sinclair Broadcast Group, Inc. (as borrower), the Guarantors named therein, (as guarantors), and United States Trust Company of New York (as trustee).

4. Indenture, dated as of July 2, 1997, as amended, among Sinclair Broadcast Group, Inc. (as borrower), the Guarantors named therein, (as guarantors), and First Union National Bank (as trustee).

5. The restrictions, if any, contained in the terms of the Company's Series B Convertible Preferred Stock, par value $.01 per share.

6. The restrictions, if any, contained in the terms of the Company's Series C Preferred Stock, par value $.01 per share.

7. The restrictions, if any, contained in the terms of the Company's Series D Convertible Exchangeable Preferred Stock, par value $.01 per share.


     [UPDATE]

                                                                       EXHIBIT A

                                INTERCOMPANY NOTE
                                -----------------

                                                             __________ __, 1997

               Evidences of all loans or advances ("Loans") hereunder shall be reflected on the grid attached hereto. FOR VALUE RECEIVED, _____________, a __________ corporation (the "Maker"), HEREBY PROMISES TO PAY ON DEMAND to the order of ______________ (the "Holder") the principal sum of the aggregate unpaid principal amount of all Loans (plus accrued interest thereon) at any time and from time to time made hereunder to which has not been previously paid.

               All capitalized terms used herein that are defined in, or by reference in, the Indenture between Sinclair Broadcast Group, Inc., a Maryland corporation (the "Company") and First Union National Bank, as trustee (the "Trustee"), dated as of December __, 1997, as supplemented by the First Supplemental Indenture between the Company, the guarantors party thereto and the Trustee (the "Indenture"), have the meanings assigned to such terms therein, or by reference therein, unless otherwise defined.

                                    ARTICLE I

                           TERMS OF INTERCOMPANY NOTE

               Section 1.01 Note Forgivable. Unless the Maker of the Loan hereunder is either of the Company or any Guarantor, the Holder may not forgive any amounts owing under this intercompany note.

               Section  1.02  Interest;   Prepayment.   (a)  The  interest  rate
("Interest Rate") on the Loans shall be a rate per annum reflected on the grid attached hereto.

               (b) The interest, if any, payable on each of the Loans shall accrue from the date such Loan is made and, subject to Section 2.01, shall be payable upon demand of the Holder.

               (c) If the principal or accrued interest, if any, of the Loans is not paid on the date demand is made, interest on the unpaid principal and interest will accrue at a rate equal to the Interest Rate, if any, plus 100 basis points per annum from maturity until the principal and interest on such Loans are fully paid.

               (d) Subject to Section 2.01, any amounts hereunder may be prepaid at any time by the Maker.

               Section 1.03. Subordination. All loans made to either of the Company or any Guarantor shall be subordinated in right of payment to the payment and performance of the obligations of the Company and any Subsidiary under the Indenture, the Notes, the Guarantees or any other Indebtedness ranking senior to or pari passu with the Notes, or any Guarantors, including, without limitation, any Indebtedness incurred under the Bank Credit Agreement; provided that with respect to a Subsidiary in any specific instance, such Subsidiary is also an obligor under the Indenture, the Notes, a Guarantee or such other senior or pari passu Indebtedness, as the case may be, whether as a borrower, guarantor or pledgor of collateral.

                                   ARTICLE II

                                EVENTS OF DEFAULT

               Section 2.01. Events of Default. If after the date of issuance of this Loan (i) an Event of Default has occurred under the Indenture, (ii) an "Event of Default" (as defined) has occurred under the Bank Credit Agreement, or any refinancing of the Bank Credit Agreement or (iii) an "event of default" (as defined) on any other Indebtedness of the Company or any Guarantor then (x) in the event of the Maker is not either one of the Company or a Guarantor, all amounts owing under the Loans hereunder shall be immediately due and payable to the Holder, and (y) in the event the Maker is either the Company or, the amounts owing under the Loans hereunder shall not be due and payable, the amounts owing under the Loans hereunder shall not be due and payable; provided, however, that if such Event of Default or event of default has been waived, cured or rescinded, such amounts shall no longer be due and payable in the case of clause
(x), and such amounts may be payable in the case of clause (y). If the Holder is a Subsidiary, then the Holder hereby agrees that if it receives any payments or distributions on any Loan from the Company or a Guarantor which is not payable pursuant to clause (y) of the prior sentence after any Event of Default or event or default described in clauses (i), (ii) or (iii) above has occurred, is continuing and has not been waived, cured or rescinded, it will pay over and deliver forthwith to the Company or such Guarantor, as the case may be, all such payments and distributions.

                                   ARTICLE III

                                  MISCELLANEOUS

               Section 3.01 Amendments, Etc. No amendment or waiver of any provision of this intercompany note, or consent to depart herefrom is permitted at any time for any reason, except with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes.

               Section 3.02 Assignment. No party to this Agreement may assign, in whole or in part, any of its rights and obligations under this intercompany note, except to its legal successor in interest.

               Section 3.03 Third Party Beneficiaries. The holders of the Notes or any other Indebtedness ranking pari passu with or senior to, the Notes or any Guarantees, including without limitation, any Indebtedness incurred under the Bank Credit Agreement, shall be third party beneficiaries to this intercompany note and shall have the right to enforce this intercompany note against the Company or any of their Subsidiaries.

               Section 3.04 Headings. Article and Section headings in this intercompany note are included for convenience of reference only and shall not constitute a part of this intercompany note for any other purpose.

               Section 3.05 Entire Agreement. This intercompany note sets forth the entire agreement or the parties with respect to its subject matter and supersedes all previous understandings, written or oral, in respect thereof.

               Section 3.06 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

               Section 3.07 Waivers. The Maker hereby waives presentment, demand for payment, notice of protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement hereof.


                                                By:
                                                   -----------------------------

                BORROWINGS, MATURITIES, AND PAYMENTS OF PRINCIPAL
                -------------------------------------------------

         Amount of   Maturity of   Amount Principal   Unpaid Principal
         Borrowing/  Borrowing/    Paid or Prepaid    Balance           Notation
Date     Principal   Principal     ---------------    ----------------  Made by
----     ---------   ---------                                          ------